Shareholder Meeting Results

A Special Meeting of Shareholders (the "Meeting") of Scudder High Yield Tax Free Fund (the "Fund") was held on October 24, 1997, at the offices of Scudder Kemper Investments, Inc. (formerly Scudder, Stevens & Clark, Inc.), Two International Place, Boston, Massachusetts 02110. At the Meeting, as adjourned and reconvened, the following matters were voted upon by the shareholders (the resulting votes for each matter are presented below). With regard to certain proposals, it was recommended that the Meeting be reconvened in order to provide shareholders with an additional opportunity to return their proxies. The date of the reconvened meeting at which the matters were decided is noted after the proposed matter.

1. To approve the new Investment Management Agreement between the Fund and Scudder Kemper Investments, Inc.

                                Number of Votes:
                                ----------------

         For           Against           Abstain       Broker Non-Votes*
         ---           -------           -------       -----------------

      16,699,020       687,762           612,156               0

2.    To elect Trustees.
                                                   Number of Votes:
                                                   ----------------

                    Trustee                 For                      Withheld
                    -------                 ---                      --------

       Henry P. Becton, Jr.              17,268,151                  730,789

       Dawn-Marie Driscoll               17,261,525                  737,415

       Peter B. Freeman                  17,258,451                  740,488

       George M. Lovejoy, Jr.            17,264,941                  733,999

       Dr. Wesley W. Marple, Jr.         17,253,878                  745,062

       Daniel Pierce                     17,272,554                  726,386

       Kathryn L. Quirk                  17,261,642                  737,298

       Jean C. Tempel                    17,253,612                  745,328


3. To approve the Board's discretionary authority to convert the Fund to a master/feeder fund structure through a sale or transfer of assets or otherwise.

                                Number of Votes:
                                ----------------

         For            Against          Abstain       Broker Non-Votes*
         ---            -------          -------       -----------------

      14,603,280       1,364,033        1,045,212           986,414


                     26 - Scudder High Yield Tax Free Fund

4. To approve certain amendments to the Declaration of Trust. Sufficient proxies had not been received by December 2, 1997 to approve the amendments to the Declaration of Trust. Management has determined not to continue to seek shareholder approval for this item.

                                Number of Votes:
                                ----------------

         For            Against         Abstain        Broker Non-Votes*
         ---            -------         -------        -----------------

      15,062,556       1,091,653       1,067,500            932,339


5. To approve the revision of certain fundamental investment policies.


                                                                              Number of Votes:
                                                                              ----------------
                                                                                                            Broker
                 Fundamental Policies                     For             Against          Abstain        Non-Votes*
                 --------------------                     ---             -------          -------        ----------


         5.1   Diversification                         14,726,371        1,104,581        1,181,573          986,414

         5.2   Borrowing                               14,613,896        1,221,250        1,177,379          986,414

         5.3   Senior securities                       14,718,335        1,105,195        1,188,996          986,414

         5.4   Concentration                           14,681,145        1,145,366        1,186,014          986,414

         5.5   Loans                                   14,697,796        1,126,644        1,188,086          986,414

         5.6   Underwriting of securities              14,731,414        1,098,016        1,183,095          986,414

         5.7   Investment in real estate               14,720,833        1,102,194        1,189,499          986,414

         5.8   Purchase of physical commodities        14,712,224        1,111,278        1,189,023          986,414

         5.9   Investment in California municipal         N/A               N/A              N/A               N/A
               securities

         5.10  Investment in municipal securities      14,730,369        1,093,130        1,189,026          986,414

         5.11  Investment in Massachusetts                N/A               N/A              N/A               N/A
               municipal securities

         5.12  Investment in New York municipal           N/A               N/A              N/A               N/A
               securities

         5.13  Investment in Ohio municipal               N/A               N/A              N/A               N/A
               securities

         5.14  Investment in Pennsylvania                 N/A               N/A              N/A               N/A
               municipal securities

                     27 - Scudder High Yield Tax Free Fund

                                                                                                            Broker
                 Fundamental Policies                     For             Against          Abstain        Non-Votes*
                 --------------------                     ---             -------          -------        ----------

         5.15  Investment in short-term municipal         N/A               N/A              N/A               N/A
               securities

         5.16  Elimination of tax diversification         N/A               N/A              N/A               N/A

         5.17  Purchases of voting securities             N/A               N/A              N/A               N/A

         5.18  Affiliated transactions                    N/A               N/A              N/A               N/A

         5.19  Disclosed practices                     14,691,177        1,140,155        1,181,194          986,414

6. To ratify the selection of Coopers & Lybrand L.L.P. as the Fund's independent accountants.

                                Number of Votes:
                                ----------------

               For                   Against              Abstain
               ---                   -------              -------

            17,084,716               339,623              574,600

* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.


                     28 - Scudder High Yield Tax Free Fund